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Exhibit 99.2

SL Green Realty Corp.

Third Quarter 2003
Supplemental Data
September 30, 2003

        SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

  •
  SL Green's common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

  •
  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found. Such information is not reiterated in this supplemental financial package. This supplemental financial package is available through the Company's Internet site.

  •
  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings. The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings. As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

        Questions pertaining to the information contained herein should be referred to Michael W. Reid or Thomas E. Wirth at michael.reid@slgreen.com or tom.wirth@slgreen.com or at 212-594-2700.

        This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

        The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the nine months ended September 30, 2003 that will subsequently be released on Form 10-Q to be filed on or before November 15, 2003.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance
Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	4-9
Balance Sheets	10-11
Statements of Operations	12
Joint Venture Statements	13-14
Statement of Stockholders' Equity	15
Funds From Operations	16
Selected Financial Data	17-19
Summary of Debt and Ground Lease Arrangements	20-21
Mortgage Investments and Preferred Equity	22-23
Property Data
Composition of Property Portfolio	24
Top Tenants	25
Leasing Activity Summary	26-28
Lease Expiration Schedule	29-30
Summary of Acquisition/Disposition Activity	31-32
Supplemental Definitions	33
Corporate Information	35

CORPORATE PROFILE

        SL Green Realty Corp. (the "Company") was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman and Chief Executive Officer. For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. The Company's investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

        Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets and structured finance investments. This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

        Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2003
UNAUDITED

FINANCIAL RESULTS

        Funds From Operations (FFO) before minority interests, for the third quarter 2003 totaled $31.8 million, or $0.87 per share (diluted), a 1% increase compared to the same quarter in 2002 when FFO totaled $30.3 million, or $0.86 per share (diluted).

        Net income available for common shareholders for the third quarter 2003 totaled $19.4 million, or $0.59 per share (diluted), an increase of 9% as compared to the same quarter in 2002 when net income totaled $17.0 million, or $0.54 per share (diluted). The increase is primarily due to the $3.7 million ($0.10 per share) gain from the sale of 1370 Broadway partially offset by increased depreciation from the first quarter acquisitions of 220 East 42nd Street and 125 Broad Street.

        Funds available for distribution (FAD) for the third quarter 2003 increased to $0.68 share per share (diluted) versus $0.58 per share (diluted) in the prior year, a 17% increase. The increase is primarily due to the $5.5 million decrease in tenant improvements and leasing commissions due to lower leasing volume.

        The Company's dividend payout ratio was 54% of FFO and 69% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

        Total quarterly revenues increased 34% in the third quarter to $81.3 million, compared to $60.8 million last year. The $20.5 million growth in revenue resulted from the following items:

  •
  $14.7 million increase from 2003 acquisitions

  •
  $6.4 million increase from the 2003 same-store portfolio

  •
  $1.4 million increase from affiliate revenue that was previously unconsolidated

  •
  $2.0 million decrease in preferred equity and investment income

        The Company's EBITDA increased $5.3 million to $42.7 million; however, margins before ground rent decreased to 62.7% compared to 75.1% for the same period last year. The decrease in margins is primarily due to a reduction in investment and preferred income and increased operating costs. After ground rent, margins decreased in 2003 to 58.1% from 69.2% in the corresponding period in 2002. The following items drove EBITDA improvements:

(1)
Consolidated GAAP NOI increased $3.1 million:

•
$7.4 million increase from 2003 property acquisitions of 220 East 42nd Street (February 2003) and 125 Broad Street (March 2003).

•
$0.8 million increase from the 2003 same-store properties mainly due to (i) rental revenue increases of $0.5 million as GAAP replacement rents were 15% higher than previously fully-escalated rents, (ii) higher reimbursement revenues ($3.6 million) largely due to higher real estate tax escalation income ($2.3 million), electric reimbursement ($0.5 million) and operating expense escalations ($0.4 million), and (iii) $0.4 million increase from higher weighted-average occupancy in 2003 (97.5%) compared to 2002 (96.7%).

  The increased revenues were partially offset by a $4.0 million of increased operating costs resulting from (i) increased real estate taxes ($2.1 million) due to higher assessed values and tax rates, (ii) increased insurance costs ($0.9 million) due to higher premiums on the annual policy which commenced October, 2002, (iii) increased repairs, maintenance and insurance costs ($0.4 million), (iv) higher advertising, professional fees and management costs ($0.2 million) and (v) increased utility expense due to higher oil prices ($0.2 million).

  •
  $2.8 million decrease from the equity in income from unconsolidated joint ventures primarily due to (i) reduced rental revenue as occupancy decreased to 92.6% at September 30, 2003 as compared to 97.5% in 2002, (ii) increased real estate tax expense ($1.0 million) and (iii) higher operating costs ($0.4 million). These decreases were partially offset by higher escalation income ($0.6 million) primarily from higher Real Estate tax reimbursement income.

  •
  $2.4 million decrease from reduced income from discontinued operations from the sales of 50 West 23rd Street, (March 2003) 875 Bridgeport Avenue, Shelton, Connecticut (April 2003) and 1370 Broadway (July 2003).

(2)
$1.3 million increase in other income primarily due to miscellaneous asset sales ($1.1 million) and lease buy-out income ($0.3 million).

(3)
$0.2 million increase from lower MG&A expense. The increase is primarily due to higher compensation expense partially offset by increased cost allocation to the properties due to the increased size of the wholly-owned portfolio.

(4)
$2.0 million decrease in investment and preferred equity income primarily due to a decrease in the weighted-average asset balance from $194.7 million to $128.0 million. The weighted-average yield decreased from 12.45% to 11.27% due mainly to lower LIBOR.

        FFO improved $1.5 million primarily as a result of:

  •
  $5.3 million increase in EBITDA

  •
  $0.4 million increase in FFO adjustment from unconsolidated joint ventures primarily due to increased depreciation expense

  •
  $0.2 million increase from lower preferred stock dividends

  •
  $0.2 million decrease from higher amortization of finance costs

  •
  $1.7 million decrease in FFO from discontinued operations

  •
  $2.7 million decrease from higher interest expense.

        The $2.7 million increase in interest expense was primarily due to higher average debt levels associated with new investment activity ($3.8 million) and the funding of ongoing capital projects and working capital requirements ($0.1 million). These increases were partially offset by reduced loan balances due to previous disposition activity ($1.3 million) and lower interest rates ($0.1 million).

SAME-STORE RESULTS

        Same-store third quarter cash NOI increased $0.5 million to $26.1 million in 2003 due to a $4.5 million increase in cash revenue partially offset by a $4.0 million increase in operating costs. Cash operating margins before ground rent decreased from 53.2% to 50.4%.

        The $4.5 million increase in cash revenue was due to:

1.
$0.3 million increase in cash rental revenue due to (i) a $0.2 million increase resulting from higher replacement rents, including early renewals, on approximately 466,000 rentable square feet that were 9% higher than previously fully escalated rents and (ii) $0.2 million from increased cash revenue from rent-steps and reduced free rent

2.
$3.6 million increase in escalation and reimbursement revenue due to (i) the increased escalation revenue from real estate taxes ($2.3 million), (ii) higher operating expense escalations ($0.4 million) and (iii) increased electric reimbursement ($0.5 million).

3.
$0.4 million from higher weighted-average occupancy in 2003 (97.5%) compared to 2002 (96.7%).

        The $4.0 million increase in same-store operating expenses resulted from:

  •
  $2.1 million (29%) increase in real estate taxes due to higher property value assessments (9%) and an increase in the New York City tax rate (18%)

  •
  $0.9 million (322%) increase in insurance costs due to higher premiums from the Company's insurance policy that was renewed in October 2002

  •
  $0.4 million (21%) increase in repairs, maintenance and security expenses

  •
  $0.2 million (16%) increase in management, professional and advertising costs

  •
  $0.2 million (4%) increase in utility costs primarily due to higher oil prices

        GAAP NOI increased by $0.8 million over the prior year, and GAAP operating margins before ground rent decreased from 57.5% to 54.9%.

        The electric recovery rate for the quarter was approximately 90%.

QUARTERLY LEASING HIGHLIGHTS

        Vacancy at June 30, 2003 was 574,383 useable square feet net of holdover tenants. During the quarter, 172,731 additional useable office square feet became available at an average escalated cash rent of $37.13 per rentable square foot. The company sold 1370 Broadway, which included 16,790 usable square feet. Space available before holdovers to lease during the quarter totaled 730,324 useable square feet, or 5.8% of the total portfolio.

        During the third quarter, 64 leases were signed totaling 138,802 useable square feet. New cash rents averaged $35.52 per rentable square foot. Replacement rents were 10% greater than rents on previously occupied space, which had fully escalated cash rents averaging $32.45 per rentable square foot. The average lease term was 6.5 years and average tenant concessions were 1.4 months of free rent with an allowance of $20.05 per rentable square foot. Including early renewals and excluding holdover tenants, the tenant renewal rate was 59% based on square feet expiring. Twenty-five leases have expired comprising 32,375 useable square feet that are in a holdover status. This results in 559,147 useable square feet (net of holdovers) remaining available as of September 30, 2003.

        The Company signed 11 office leases for 77,990 useable square feet that were for early renewals. The early renewals for space were not scheduled to become available until after the first quarter of 2004. The Company was able to renew current office tenants at an average cash rent of $35.53 per rentable square foot, representing a decrease of 3% over the previously fully escalated rents of $36.61. The average lease term extention on the office early renewals was 3.2 years.

PROPERTY ACTIVITY

1370 Broadway
New York, New York

        The Company sold 1370 Broadway for total consideration of $58.5 million, or $234 per square foot. This sale resulted in a gain of approximately $4.0 million. The transaction closed during the third quarter of 2003. The taxable gain, inclusive of the deferred gain from the prior sale of 17 Battery South, totaling $18.5 million, was deferred into the acquisition of 461 Fifth Avenue.

461 Fifth Avenue
New York, New York

        On October 1, 2003, the Company acquired the long-term leasehold interest in 461 Fifth Avenue for $60.9 million, or $305 per square foot. The Company's initially announced purchase price of $62.3 million was subsequently reduced by $1.4 million of purchase price adjustments received at closing. The going-in unlevered cash NOI yield on investment is 7.92%. The leasehold acquisition was funded, in part, with the proceeds from the sale of 1370 Broadway. As a 1031 tax-free exchange, the transaction will enable the Company to defer gains from this sale of 1370 Broadway and from the sale of 17 Battery Place South, which gain was initially re-invested in 1370 Broadway. The balance of the acquisition was funded using the Company's unsecured line of credit.

125 Broad Street
New York, New York

        During the quarter, the Company exercised an option to acquire its portion of the underlying fee interest in 125 Broad Street for approximately $5.9 million. This transaction is scheduled to close in the third quarter of 2004.

321 West 44th Street
New York, New York

        The joint venture comprised of the Company and Morgan Stanley Real Estate Fund III, L.P. ("MSREF") has entered into an agreement to sell 321 West 44th Street to Thor Equities LLC. The sale price is $35.0 million, or approximately $172 per square foot. 321 West 44th Street is a 10 story office building located mid-block between Eighth and Ninth Avenues on 44th Street. SL Green purchased 321 West 44th in March 1998 for $17.0 million. In May 2000 the Company contributed the property into a joint venture with MSREF and retained a 35% ownership interest.

180 Madison Mortgage Financing

        In July 2003, the Company completed a $45.0 million first mortgage refinancing of the property located at 180 Madison Avenue, owned through a joint venture with Morgan Stanley Real Estate Fund. The mortgage bears interest at a fixed rate of 4.57% per annum and matures in July 2008. The financing proceeds were used to pay off the existing $31.6 million first mortgage. The Company's share of proceeds totaled $6.0 million and was used to reduce the outstanding balance on the Company's unsecured line of credit.

Conversion of Preferred Income
Equity Redeemable Shares

        On September 30, 2003, the Company converted all 4.6 million of the outstanding shares of its 8.0% Series A Preferred Income Equity Redeemable Shares ("PIERS" (SM)). The PIERS were converted at the rate of 1.0215 shares of our common stock (4.7 million shares) for each share of preferred stock. Dividends were paid on the PIERS through the conversion date. The Company did not recognize an earnings charge on the conversion because the transaction did not involve either a redemption or an induced conversion.

Forward Swap Contract

        During October 2003, the Company entered into a $35.0 million five-year forward serial swap in connection with the anticipated final December 2003 draw from the unsecured term loan. The forward swap is stepped with a one-year rate of 2.95% that will increase to 5.61% in December 2004 through the $200 million term loans maturity date in June 2008.

Consolidation of Affiliate

        In connection with recently enacted accounting pronouncements (FIN 46) the Company has consolidated the results of its previously unconsolidated affiliate. The consolidation is effective July 1, 2003 and is not retroactive for the three months ended September 30, 2003 the consolidated affiliate revenue totaled $1.4 million and $1.5 million in consolidated expenses.

COMMON AND PREFERRED DIVIDENDS

        On September 15, 2003 the Company declared a dividend of $0.465 per common share for the quarter ended September 30, 2003. This dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.86 per common share.

        The Company also declared a dividend of $0.50 per share of Preferred Income Equity Redeemable Stock for shareholders of record as of September 30, 2003. Both dividends were paid on October 15, 2003.

OTHER

        Annually, the Company adjusts the same-store pool to include all properties owned for a minimum of twelve months (since January 1, 2002). The 2003 same-store pool includes the following wholly owned properties:

2003 SAME-STORE
673 First Avenue	1140 Avenue of the Americas	420 Lexington Avenue
470 Park Avenue South	1466 Broadway	70 West 36th Street
555 West 57th Street	440 Ninth Avenue	1414 Avenue of the Americas
711 Third Avenue	1372 Broadway	292 Madison Avenue
286 Madison Avenue	290 Madison Avenue	17 Battery Place North
110 East 42nd Street	317 Madison Avenue

FINANCIAL HIGHLIGHTS
Third Quarter
Unaudited

	September 30,
	2003	2002
Operational Information
Total Revenues ($000's)	$81,324	$60,803
Funds from Operations
FFO per share—diluted	$0.87	$0.86
FFO Payout	53.71%	51.38%
Funds Available for Distribution
FAD per share—diluted	$0.68	$0.58
FAD Payout	68.61%	75.81%
Net Income Available to Common Shareholders—Basic	$0.62	$0.56
Net Income Available to Common Shareholders—Diluted	$0.59	$0.54
Dividends per Common share	$0.4650	$0.4425
Weighted Average Shares Outstanding—Diluted	39,186	37,811
Same-store Cash NOI	$26,143	$25,649
Equity Capitalization Data	$1,378,753	$1,000,329
Total Assets	$1,765,147	$1,467,192
Total Consolidated Debt	$792,426	$548,731
Minority Interest	$54,472	$44,941
Preferred Stock	$0	$111,599
Quarter End Closing Price—SLG Common Stock	$36.11	$30.74
Total Market Capitalization	$2,573,814	$2,081,573
Ratios
Consolidated Debt to Total Market Capitalization	36.50%	33.81%
Combined Debt to Total Market Capitalization	46.43%	46.41%
Consolidated Fixed Charge	2.57	2.68
Combined Fixed Charge	2.44	2.43
Portfolio
Total Buildings
Directly Owned	19	19
Joint Ventures	6	6

	25	25
Total SF	12,605,000	11,533,000
End of Quarter Occupancy—Total	95.5%	97.0%
End of Quarter Occupancy—2003 Same-Store	97.5%	96.7%

COMPARATIVE BALANCE SHEETS
Unaudited
(000's omitted)

	9/30/2003	9/30/2002	+/-	6/30/2003	+/-	3/31/2003	+/-
Assets
Commercial real estate properties, at cost:
Land & land interests	167,816	131,078	36,738	167,793	23	182,510	(14,694)
Buildings & improvements fee interest	841,716	675,499	166,217	839,139	2,577	981,971	(140,255)
Buildings & improvements leasehold	251,866	147,911	103,955	247,336	4,530	150,375	101,491
Buildings & improvements under capital lease	12,208	12,208	—	12,208	—	12,208	—

	1,273,606	966,696	306,910	1,266,476	7,130	1,327,064	(53,458)
Less accumulated depreciation	(147,083)	(119,056)	(28,027)	(136,836)	(10,246)	(130,675)	(16,408)

	1,126,523	847,640	278,883	1,129,640	(3,117)	1,196,389	(69,866)
Other Real Estate Investments:
Investment in unconsolidated joint ventures	205,821	217,108	(11,287)	216,620	(10,799)	213,802	(7,979)
Mortgage loans receivable	146,642	127,293	19,349	104,185	42,457	93,145	53,497
Preferred equity investments	21,312	67,416	(46,104)	21,332	(20)	21,351	(39)
Assets held for sale	0	41,185	(41,185)	50,088	(50,088)	16,226	(16,226)
Cash and cash equivalents	14,171	13,450	721	16,810	(2,639)	24,619	(10,448)
Restricted cash:
Tenant security	20,643	19,115	1,528	20,654	(9)	20,709	(66)
Escrows & other	89,996	13,423	76,573	41,181	48,815	38,326	51,670
Tenant and other receivables, net of $7,599 reserve at 9/30/03	14,022	8,066	5,955	10,448	3,573	8,921	5,101
Related party receivables	7,068	4,832	2,236	3,945	3,123	5,213	1,855
Deferred rents receivable, net of reserve for tenant credit loss of $7,029 at 9/30/03	61,361	54,992	6,369	58,834	2,527	57,223	4,138
Investment in and advances to affiliates	0	3,146	(3,146)	3,133	(3,133)	3,733	(3,733)
Deferred costs, net	36,969	34,957	2,012	37,694	(725)	37,251	(282)
Other assets	20,619	14,569	6,050	11,019	9,600	18,911	1,708

Total Assets	1,765,147	1,467,192	297,955	1,725,583	39,564	1,755,819	9,328

COMPARATIVE BALANCE SHEETS
Unaudited
(000's omitted)

	9/30/2003	9/30/2002	+/-	6/30/2003	+/-	3/31/2003	+/-
Liabilities and Stockholders' Equity
Mortgage notes payable	532,426	374,800	157,626	620,530	(88,104)	621,469	(89,043)
Unsecured term loan	165,000	—	165,000	100,000	65,000	100,000	65,000
Revolving credit facilities	95,000	173,931	(78,931)	42,000	53,000	51,000	44,000
Derivative Instruments-fair value	5,390	8,540	(3,150)	12,829	(7,439)	11,553	(6,163)
Accrued interest payable	2,553	1,945	608	3,158	(605)	2,917	(364)
Accounts payable and accrued expenses	46,935	33,935	13,000	44,951	1,984	36,906	10,029
Deferred compensation awards	—	671	(671)	—	—	—	—
Deferred revenue	9,267	3,777	5,490	6,464	2,803	27,337	(18,070)
Capitalized lease obligations	16,090	15,895	195	16,012	78	15,937	153
Deferred land lease payable	15,106	14,466	640	14,946	160	14,786	320
Dividend and distributions payable	17,914	16,693	1,221	17,923	(9)	17,859	55
Liabilities related to assets held for sale	—	21,414	(21,414)	748	(748)	14,821	(14,821)
Security deposits	21,110	19,420	1,690	20,872	238	20,928	182

Total Liabilities	926,791	685,487	241,304	900,433	26,358	935,513	(8,722)
Minority interest (2,306 units outstanding) at 9/30/03	54,472	44,941	9,531	54,164	308	55,309	(837)
8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference	0	111,599	(111,599)	111,984	(111,984)	111,852	(111,852)
Stockholders' Equity
Common stock, $.01 par value 100,000 shares authorized, 35,876 issued and outstanding at 9/30/03	358	303	55	311	47	309	49
Additional paid-in capital	722,565	591,668	130,897	609,321	113,245	603,907	118,658
Deferred compensation plans & officer loans	(9,062)	(5,987)	(3,075)	(8,608)	(454)	(9,224)	162
Accumulated other comprehensive loss	(5,382)	(8,279)	2,897	(12,702)	7,320	(11,375)	5,993
Retained earnings	75,405	47,460	27,945	70,680	4,725	69,528	5,877

Total Stockholders' Equity	783,884	625,165	158,719	659,002	124,882	653,145	130,739

Total Liabilities and Stockholders' Equity	1,765,147	1,467,192	297,955	1,725,583	39,564	1,755,819	9,328

COMPARATIVE STATEMENTS OF OPERATIONS
Unaudited
($000's omitted)

	Three Months Ended				Three Months Ended	Nine Months Ended
	Sep-03	Sep-02	+/-%		Jun-03	Sep-03	Sep-02
Revenues
Rental revenue, net	57,537	44,055	13,482	31%	57,021	164,565	129,459
Free rent	1,676	1,472	204	14%	1,695	4,697	4,559
Amortization of free rent	(1,103)	(781)	(322)	41%	(1,165)	(3,010)	(2,525)

Net free rent	573	691	(118)	-17%	530	1,687	2,033
Straight-line rent	2,066	1,419	647	46%	2,180	5,622	4,560
FAS 141 Revenue Adjustment	(42)	—	(42)	0%	(55)	(97)	—
Allowance for S/L tenant credit loss	(268)	(966)	698	-72%	(367)	(1,044)	(1,964)
Escalation and reimbursement revenues	13,387	8,489	4,898	58%	10,022	31,586	20,801
Signage rent	99	191	(92)	-48%	407	831	924
Preferred equity investment income	658	1,960	(1,302)	-66%	731	2,945	5,805
Investment income	3,201	3,871	(670)	-17%	2,718	9,280	11,420
Other income	4,113	1,093	3,020	276%	1,164	6,976	3,267

Total Revenues, net	81,324	60,803	20,521	34%	74,351	222,351	176,306
Equity in income/(loss) from affiliates	—	21	(21)	-100%	(99)	(196)	244
Equity in income from unconsolidated joint ventures	3,036	5,784	(2,748)	-48%	3,651	10,863	13,115
Operating expenses	23,534	15,594	7,940	51%	19,313	59,532	42,031
Ground rent	3,366	3,159	206	7%	3,266	9,796	9,478
Real estate taxes	11,814	7,383	4,431	60%	10,955	32,397	20,938
Marketing, general and administrative	2,994	3,160	(166)	-5%	2,804	8,984	9,719

Total Operating Expenses	41,708	29,296	12,412	42%	36,338	110,709	82,166
EBITDA	42,652	37,312	5,340	14%	41,565	122,309	107,499
Interest	11,736	9,069	2,667	29%	11,723	33,110	26,308
FAS 141 Interest Adjustment	(152)	—	(152)	0%	(149)	(301)	—
Depreciation and amortization	12,682	9,421	3,261	35%	11,573	34,844	27,560

Income Before Minority Interest and Items	18,386	18,822	(436)	-2%	18,418	54,656	53,631
Income from Discontinued Operations	482	1,785	(1,303)	-73%	958	3,173	4,795
Gain/(Loss) on sale of Discontinued Operations	3,745	—	3,745	0%	(300)	21,269	—
Minority interest—OP	(972)	(1,171)	199	-17%	(1,103)	(3,137)	(3,252)

Net Income	21,641	19,436	2,205	11%	17,973	75,961	55,174
Dividends on preferred shares	2,093	2,300	(208)	-9%	2,300	6,693	6,900
Preferred stock accretion	131	123	9	7%	131	394	368

Net Income Available For Common Shareholders	19,417	17,013	2,404	14%	15,542	68,874	47,906

Ratios
MG&A to Real Estate Revenue, net	4.08%	5.86%			4.02%	4.42%	6.24%
MG&A to Total Revenue, net	3.68%	5.20%			3.77%	4.04%	5.51%
Operating Expense to Real Estate Revenue, net	32.07%	28.94%			27.67%	29.29%	26.98%
EBITDA to Real Estate Revenue, net	58.11%	69.25%			59.55%	60.18%	68.99%
EBITDA before Ground Rent to Real Estate Revenue, net	62.70%	75.11%			64.23%	65.00%	75.07%
Per share data:
Earnings per Share
Net income per share (basic)	0.62	0.56	0.06	11%	0.50	2.22	1.59
Net income per share (diluted)	0.59	0.54	0.05	9%	0.49	2.09	1.55
Taxable Income
Net Income Available For Common Shareholders	19,417	17,013	2,404	14%	15,542	68,874	47,906
Book/Tax Depreciation Adjustment	1,756	2,045	(289)	-14%	2,047	6,349	5,642
Book/Tax Gain Recognition Adjustment	(622)	0	(622)	0%	—	(13,449)	1,680
Other Operating Adjustments	(234)	(1,736)	1,502	-87%	(2,455)	(6,789)	(9,659)
C-corp Earnings	131	(21)	152	-724%	99	327	(243)

Taxable Income	20,448	17,301	3,147	18%	15,233	55,312	45,326
Dividend per share	0.465	0.4425	0.02	5%	0.465	1.40	1.33
Estimated payout of taxable income	92%	91%	0	20%	110%	91%	104%
Basic weighted average common shares	31,269	30,357	882	3%	31,082	31,021	30,185
Diluted weighted average common shares and common share equivalents outstanding	39,186	37,811	1,375	4%	38,819	38,748	37,773

Payout of Taxable Income Analysis:

        Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, and 1412 Broadway through 1031 exchanges.

JOINT VENTURE STATEMENTS
Balance sheet for unconsolidated joint ventures
Unaudited
(000's omitted)

	September 30, 2003			September 30, 2002
	Total Property	SLG Property Interest		Total Property	SLG Property Interest
Land & land interests	216,995	115,806		217,266	115,955
Buildings & improvements	912,940	486,604		901,573	480,104

	1,129,935	602,410		1,118,839	596,059
Less accumulated depreciation	(56,790)	(29,782)		(32,407)	(16,859)

Net Real Estate	1,073,145	572,628		1,086,432	579,200
Cash and cash equivalents	32,772	17,232		34,931	18,507
Restricted cash	32,850	17,638		28,934	15,500
Tenant receivables, net of $1,572 reserve	6,434	3,400		2,442	1,308
Deferred rents receivable, net of reserve for tenant credit loss of $961 at 9/30/03	20,708	10,888		11,144	5,751
Deferred costs, net	12,102	6,429		13,813	7,400
Other assets	10,016	5,336		8,760	4,674

Total Assets	1,188,027	633,551		1,186,456	632,340

Mortgage loan payable	755,196	402,635	references pages 20 & 23	742,926	396,513
Derivative Instruments-fair value (1)	(0)	(0)		(258)	(142)
Accrued interest payable	1,981	1,027		2,268	1,181
Accounts payable and accrued expenses	20,393	10,644		11,948	6,253
Security deposits	5,650	2,850		21,923	11,788
Contributed Capital	404,807	216,395	references page 12	407,649	216,747

Total Liabilities and Equity	1,188,027	633,551		1,186,456	632,340

As of September 30, 2003 the Company has six joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in 1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 35% interest in 321 West 44th Street contributed May 2000, a 55% interest in 1 Park Avenue contributed in June 2001, and a 55% interest in 1515 Broadway acquired in May 2002. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company's financial statements. Additional detail is available on page 32.

(1)
This analysis includes hedge instruments at fair value of $193K on 1250 Broadway and $57K on 1515 Broadway during 3Q02.

JOINT VENTURE STATEMENTS
Statements of operations for unconsolidated joint ventures
Unaudited
(000's omitted)

	Three Months Ended September 30, 2003			Three Months Ended September 30, 2002
	Total Property	SLG Property Interest	SLG Subsidiary	Total Property	SLG Property Interest	SLG Subsidiary
Revenues
Rental Revenue, net	32,523	17,200		35,141	18,647
Free rent	998	532		247	124
Amortization of free rent	(296)	(152)		(85)	(42)

Net free rent	702	380		162	82
Straight-line rent	1,799	962		1,926	1,033
Allowance for S/L tenant credit loss	(228)	(122)		(365)	(195)
Escalation and reimbursement revenues	9,858	5,249		8,667	4,630
Investment income	120	64		147	78
Other income	8	4		394	216

Total Revenues, net	44,782	23,737		46,072	24,491
Expenses
Operating expenses	13,146	6,991		12,326	6,553
Real estate taxes	8,760	4,652		6,835	3,630

Total Operating Expenses	21,906	11,643		19,161	10,183
GAAP NOI	22,876	12,094		26,911	14,308
Cash NOI	20,603	10,874		25,188	13,388
Interest	9,480	4,987		9,341	4,789
Depreciation and amortization	7,678	4,073		7,005	3,735

Net Income	5,718	3,034	references page 14	10,565	5,589
Plus: Real Estate Depreciation	6,570	3,477	references page 19	6,047	3,072
Plus: Extraordinary Loss	—	—		—	—
Plus: Management & Leasing Fees	—	—	38	—	—	8

Funds From Operations	12,288	6,511		16,612	8,661
FAD Adjustments:
Plus: Non Real Estate Depreciation	1,108	596		958	519
Plus: 2% Allowance for S/L Tenant Credit Loss	228	122		365	195
Less: Free and S/L Rent	(2,501)	(1,296)		(2,088)	(1,115)
Less: Second Cycle Tenant Improvement,	(1,612)	(809)		(310)	(117)
Less: Second Cycle Leasing Commissions	(406)	(211)		(484)	(256)
Less: Recurring Capex	(77)	(42)		(175)	(83)

FAD Adjustment	(3,260)	(1,640)		(1,734)	(856)

Operating Expense to Real Estate Revenue, net	29.29%	29.39%		26.86%	26.86%
GAAP NOI to Real Estate Revenue, net	50.97%	50.83%		58.63%	58.66%
Cash NOI to Real Estate Revenue, net	45.90%	45.71%		54.88%	54.89%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
($000's omitted)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Deferred Compensation Plan	Accumulated Other Comprehensive Loss	TOTAL
Balance at December 31, 2001	300	583,350	39,684	(7,515)	(2,911)	612,908
Net Income			74,331			74,331
Preferred Dividend and Accretion			(9,690)			(9,690)
Exercise of employee stock options	3	6,644				6,647
Cash distributions declared ($1.7925 per common share)			(54,267)			(54,267)
Comprehensive Income—Unrealized loss of derivative instruments					(7,829)	(7,829)
Redemption of operating partnership units	1	3,128				3,129
Deferred compensation plan		(537)		534		(3)
Amortization of deferred compensation				1,419		1,419

Balance at December 31, 2002	304	592,585	50,058	(5,562)	(10,740)	626,645
Net Income			75,961			75,961
Preferred Dividend and Accretion			(7,087)			(7,087)
Exercise of employee stock options	3	6,865				6,868
Cash distributions declared ($1.395 per common share)			(43,527)			(43,527)
Comprehensive Income—Unrealized gain of derivative instruments					5,358	5,358
Dividend reinvestment plan		16				16
Redemption of operating partnership units	3	5,688				5,691
Conversion of preferred stock	46	112,066				112,112
Deferred compensation plan	2	5,345		(5,347)		—
Amortization of deferred compensation				1,847		1,847

Balance at September 30, 2003	358	722,565	75,405	(9,062)	(5,382)	783,884

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock Options	Sub-total	Preferred Stock	Diluted Shares
Balance at December 31, 2002	30,421,693	2,145,190	—	32,566,883	4,698,900	37,265,783
YTD share activity	5,454,419	161,257		5,615,676	(4,698,900)	916,776

Balance at September 30, 2003—Basic	35,876,112	2,306,447	—	38,182,559	—	38,182,559
Dilution Factor	(4,795,179)	(2,391)	695,251	(4,102,319)	4,668,000	565,681

Balance at September 30, 2003—Diluted	31,080,933	2,304,056	695,251	34,080,240	4,668,000	38,748,240

COMPARATIVE COMPUTATION OF FFO AND FAD
Unaudited
($000's omitted—except per share data)

		Three Months Ended			Three Months Ended		Nine Months Ended September 30,
		Sep-03	Sep-02	% Change	Jun-03	% Change	2003	2002	% Change
Funds from operations
Net Income before Minority Interests and Items		18,386	18,822	-2%	18,418	0%	54,656	53,631	2%
Add:	Depreciation and Amortization	12,682	9,421	35%	11,573	10%	34,844	27,560	26%
	FFO from Discontinued Operations	617	2,293	-73%	1,333	-54%	4,134	6,724	-39%
	FFO adjustment for Joint Ventures	3,477	3,072	13%	3,438	1%	10,302	7,666	34%
Less:	Dividends on Preferred Shares	2,093	2,300	-9%	2,300	-9%	6,693	6,900	-3%
	Non Real Estate Depreciation/Amortization of Finance Costs	1,237	1,046	18%	886	40%	3,608	3,079	17%

	Funds From Operations—Basic	31,832	30,262	5%	31,576	1%	93,635	85,602	9%
	Funds From Operations—Basic per Share	0.95	0.93	5%	0.94	4%	2.81	2.64	6%
Add:	Dividends on Preferred Shares	2,093	2,300	-9%	2,300	-9%	6,693	6,900	-3%

	Funds From Operations—Diluted	33,925	32,562	4%	33,876	0%	100,328	92,502	8%
	Funds From Operations—Diluted per Share	0.87	0.86	1%	0.87	-1%	2.59	2.45	6%
Funds Available for Distribution
FFO		33,925	32,562	4%	33,876	0%	100,328	92,502	8%
Add:	Non Real Estate Depreciation	1,237	1,046	18%	886	40%	3,608	3,079	17%
	2% Allowance for S/L Tenant Credit Loss	268	966	-72%	367	-27%	1,044	1,964	-47%
	Straight-line Ground Rent	160	60	167%	160	0%	480	380	26%
	Non-cash Deferred Compensation	454	178	154%	616	-26%	1,686	994	70%
Less:	FAD adjustment for Joint Ventures	1,640	856	92%	1,245	32%	6,326	3,940	61%
	FAD adjustment for Discontinued Operations	21	46	-53%	130	-84%	301	377	-20%
	Straight-line Rental Income	2,066	1,419	46%	2,180	-5%	5,622	4,560	23%
	Net FAS 141 Adjustment	111	—	0%	93	19%	203	—	0%
	Free Rent—Occupied (Net of Amortization, incl. First Cycle)	573	690	-17%	530	8%	1,687	2,032	-17%
	Amortization of Mortgage Investment Discount	41	97	-58%	40	2%	163	289	-44%
	Second Cycle Tenant Improvements	2,877	6,691	-57%	5,704	-50%	10,041	11,723	-14%
	Second Cycle Leasing Commissions	1,025	2,711	-62%	1,697	-40%	4,178	4,316	-3%
	Revenue Enhancing Recurring CAPEX	352	—	0%	137	156%	665	—	0%
	Non- Revenue Enhancing Recurring CAPEX	779	232	236%	886	-12%	2,028	421	382%

Funds Available for Distribution		26,559	22,070	20%	23,263	14%	75,932	71,261	7%
	Diluted per Share	0.68	0.58	17%	0.60	13%	1.96	1.89	4%
First Cycle Leasing Costs
	Tenant Improvement	106	—	0%	2,304	-95%	2,410	92	2531%
	Leasing Commissions	25	—	0%	261	-90%	286	279	3%

Funds Available for Distribution after First Cycle Leasing Costs		26,428	22,070	20%	20,698	28%	73,236	70,890	3%
Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		0.67	0.58	16%	0.53	26%	1.89	1.88	0%
Redevelopment Costs		2,850	2,245	27%	3,712	-23%	7,197	5,781	24%
Payout Ratio of Funds From Operations		53.71%	51.38%		53.29%		53.88%	54.21%
Payout Ratio of Funds Available for Distribution Before First Cycle		68.61%	75.81%		77.59%		71.19%	70.37%

SELECTED FINANCIAL DATA
Capitalization Analysis
Unaudited
($000's omitted)

	September 30,
			June 30, 2003	March 31, 2003
	2003	2002
Market Capitalization
Common Equity:
Common Shares Outstanding	35,876	30,376	31,173	30,939
OP Units Outstanding	2,306	2,166	2,306	2,404

Total Common Equity (Shares and Units)	38,182	32,542	33,479	33,343
Share Price (End of Period)	36.11	30.74	34.89	30.56

Equity Market Value	1,378,753	1,000,329	1,168,094	1,018,972
Preferred Equity at Liquidation Value:	—	115,000	115,000	115,000
Real Estate Debt
Property Level Mortgage Debt	532,426	395,800	620,530	636,290
Company's portion of Joint Venture Mortgages	402,635	396,513	396,047	396,194
Outstanding Balance on—Term Loan	165,000	—	100,000	100,000
Outstanding Balance on—Secured Credit Line	14,000	30,931	7,000	—
Outstanding Balance on—Unsecured Credit Line	81,000	143,000	35,000	51,000

Total Combined Debt	1,195,061	966,244	1,158,577	1,183,484
Total Market Cap (Debt & Equity)	2,573,814	2,081,573	2,441,671	2,317,456
Availability
Senior Unsecured Line of Credit
Maximum Line Available	300,000	300,000	300,000	300,000
Letters of Credit issued	11,500	5,000	5,000	5,000
Outstanding Balance	81,000	143,000	35,000	51,000

Net Line Availability	207,500	152,000	260,000	244,000

Wells Fargo Term Loan
Maximum Available	200,000	—	200,000	150,000
Outstanding Balance	165,000	—	100,000	100,000

Net Availability	35,000	—	100,000	50,000

Secured Line of Credit
Maximum Line Available	75,000	75,000	75,000	75,000
Outstanding Balance	14,000	30,931	7,000	—

Net Line Availability	61,000	44,069	68,000	75,000

Total Availability under Lines of Credit & Term Loan	303,500	196,069	428,000	369,000

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	36.50%	33.81%	37.28%	40.98%
Debt to Gross Real Estate Book Ratio(1)	61.71%	56.45%	57.92%	59.88%
Secured Real Estate Debt to Secured Assets Gross Book(1)	70.56%	67.68%	69.89%	70.87%
Unsecured Debt to Unencumbered Assets-Gross Book Value(1)	16.63%	39.29%	8.26%	12.12%
Secured Line of Credit to Structured Finance Assets(1, 2)	8.34%	15.89%	5.58%	0.00%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	46.43%	46.42%	47.45%	51.07%
Debt to Gross Real Estate Book Ratio(1)	63.41%	60.34%	60.48%	61.81%
Secured Debt to Secured Assets Gross Book(1, 2)	68.97%	67.13%	68.34%	68.94%

(1)
Excludes property level capital obligations.

(2)
Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA
Property NOI and Coverage Ratios
Unaudited
($000's omitted)

		Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
		2003	2002	+/-	% Change	2003	% Change	2003	2002
Funds from operations		31,832	30,262	1,570	5%	31,576	1%	93,636	85,607
Less:	Non-Building Revenue	9,598	9,986	(388)	-4%	7,723	24%	26,918	28,219
Plus:	Interest Expense (incl. Capital Lease Int.)	11,143	9,776	1,367	14%	11,966	-7%	33,413	28,406
	Non Real Estate Depreciation	1,237	1,046	191	18%	886	40%	3,586	3,090
	MG&A Expense	2,994	3,160	(166)	-5%	2,804	7%	8,984	9,719
	Preferred Dividend	2,093	2,300	(207)	-9%	2,300	-9%	6,693	6,900

	GAAP NOI	39,700	36,558	3,142	9%	41,809	-5%	119,394	105,503
Cash adjustments
Less:	Free Rent (Net of Amortization)	948	765	183	24%	438	116%	2,610	2,869
	Net FAS 141 Adjustment	111	—	111	0%	93	19%	203	—
	Straightline Revenue Adjustment	3,047	2,495	552	22%	3,205	-5%	8,794	7,445
Plus:	2% Reserve for Tenant Credit Loss	270	975	(705)	-72%	367	-26%	1,046	2,033
	Ground Lease Straight-line Adjustment	160	60	100	167%	160	0%	480	380

	Cash NOI	36,024	34,333	1,691	5%	38,600	-7%	109,313	97,602
	Real Estate Revenue, net	74,249	58,996	15,253	26%	72,157	3%	210,921	170,015
Operating margins
	GAAP NOI/Real Estate Revenue, net	53.47%	61.97%			57.94%		56.61%	62.06%
	Cash NOI/Real Estate Revenue, net	48.52%	58.20%			53.49%		51.83%	57.41%
	GAAP NOI before Ground Rent/Real Estate Revenue, net	58.00%	68.97%			62.47%		61.25%	67.63%
	Cash NOI before Ground Rent/Real Estate Revenue, net	52.84%	63.45%			57.80%		56.24%	62.76%
Components of debt and fixed charges
	Interest on Fixed Rate Loans	7,372	5,509	1,863	34%	7,663	-4%	21,266	16,855
	Interest on Floating Rate Loans	3,771	4,266	(495)	-12%	4,303	-12%	12,148	11,550
	Fixed Amortization Principal Payments	927	1,402	(475)	-34%	1,005	-8%	2,862	4,758

	Total Debt Service	12,070	11,177	893	8%	12,971	-7%	36,276	33,163

	Payments under Ground Lease Arrangements	3,206	3,099	107	3%	3,106	3%	9,316	9,097
	Preferred Stock Dividend	2,093	2,300	(208)	-9%	2,300	-9%	6,693	6,900

	Total Fixed Charges	17,369	16,576	793	5%	18,377	-5%	52,285	49,160
Adjusted EBITDA		46,288	44,437			47,241		137,224	127,108
Interest Coverage Ratio		4.15	4.55			3.95		4.11	4.47
Debt Service Coverage ratio		3.83	3.98			3.64		3.78	3.83
Fixed Charge Coverage ratio		2.66	2.68			2.57		2.62	2.59

SELECTED FINANCIAL DATA
2003 Same Store
Unaudited
($000's omitted)

	Three Months Ended September 30,				Three Months Ended June 30,
	2003	2002	+/-	% Change	2003	+/-	% Change
Revenues
Rental Revenue	47,172	46,352	820	2%	46,535	637	1%
Credit Loss	(132)	(705)	573	-81%	(408)	276	-68%
Signage Rent	51	192	(141)	-74%	387	(336)	-87%
Escalation & Reimbursement Revenues	10,567	6,952	3,615	52%	8,504	2,063	24%
Investment & Other Income	1,754	271	1,483	548%	295	1,459	495%

Total Revenues	59,412	53,062	6,350	12%	55,313	4,099	7%
Expenses
Operating Expense	16,479	14,669	1,810	12%	14,426	2,053	14%
Ground Rent	3,259	3,159	100	3%	3,159	—	0%
Real Estate Taxes	9,470	7,352	2,118	29%	8,815	655	7%

	29,208	25,180	4,028	16%	26,400	2,808	11%
EBITDA	30,204	27,882	2,322	8%	28,913	1,291	4%
Interest	6,661	7,094	(433)	-6%	7,283	(621)	-9%
Depreciation & Amortization	9,707	8,324	1,383	17%	8,472	1,235	15%

Income Before Minority Interest	13,836	12,464	1,372	11%	13,158	678	5%
Plus: Real Estate Depreciation & Amortization	9,070	7,984	1,086	14%	8,209	861	10%
FFO	22,906	20,448	2,458	12%	21,367	1,539	7%
Less: Non-Building Revenue	1,738	241	1,497	622%	71	1,667	2345%
Plus: Interest Expense	6,661	7,094	(433)	-6%	7,283	(622)	-9%
Non Real Estate Depreciation	637	341	296	87%	264	373	141%

GAAP NOI	28,466	27,642	824	3.0%	28,843	(377)	-1%
Cash Adjustments
Less: Free Rent (Net of Amortization)	1,301	1,472	(171)	-12%	258	1,043	404%
Straightline Revenue Adjustment	1,314	1,386	(72)	-5%	1,391	(77)	-6%
Plus: Credit Loss	132	705	(573)	-81%	408	(276)	-68%
Ground Lease Straight-line Adjustment	160	160	(0)	0%	160	(0)	0%

Cash NOI	26,143	25,649	494	1.9%	27,762	(1,621)	-6%
Operating Margins
GAAP NOI to Real Estate Revenue, net	49.24%	51.64%			51.83%
Cash NOI to Real Estate Revenue, net	45.23%	47.92%			49.89%
GAAP NOI before Ground Rent/Real Estate Revenue, net	54.88%	57.55%			57.51%
Cash NOI before Ground Rent/Real Estate Revenue, net	50.59%	53.52%			55.28%

DEBT SUMMARY SCHEDULE
Unaudited
($000's omitted)

	Principal O/S Outstanding 9/30/2003	Coupon	Fixed Annual Payment	2003 Principal Repayment	Maturity Date	Due at Maturity	As-Of Right Extension	Earliest Prepayment
	Unaudited ($000's omitted)
Fixed rate debt
Secured fixed Rate Debt
125 Broad Street	76,354	8.29%	7,058	799	10/11/2007	72,320	—	Oct-03
673 First Avenue	35,000	5.67%	1,985	—	2/20/2013	29,863	—	Feb-06
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	25,418	7.90%	2,429	363	5/1/2009	12,196	—	Apr-03
711 Third Avenue	48,144	8.13%	4,420	410	9/10/2005	47,247	—	Jun-04
555 West 57th Street (Libor collar of 6.10% - 6.58% + 200bps)	67,748	8.10%	5,562	—	11/4/2004	66,959	—	Open
420 Lexington Avenue	121,762	8.44%	12,463	1,771	11/1/2010	104,406	—	Open

	374,426	8.01%	33,917	3,343
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap of 1.64% + 150bps)(1)	165,000	5.09%	8,399	—	11/5/2007	165,000	—	Nov-05
Total Fixed Rate Debt/Wtd Avg	539,426	7.12%	42,316	3,343
Floating rate Debt
Secured floating rate debt
220 E 42nd Street	158,000	2.87%		—	9/1/2004	158,000	—	Sep-04
Secured Line of Credit (Libor + 150bps)	14,000	2.67%		—	12/22/2004	—	12/22/2005	Open

Total Floating Rate Secured Debt/Wtd Avg	172,000	2.86%		—
Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 150 bps)	81,000	2.56%		—	3/20/2006	81,000	—	Open

Total Floating Rate Unsecured Debt/Wtd Avg	81,000	2.56%		—
Total Floating Rate Debt Outstanding	253,000	2.76%
Total Debt/Wtd Avg	792,426	5.73%
Weighted Average Balance & Interest Rate	757,632	5.87%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
180 Madison JV	45,000	22,455	4.57%	—	—	7/9/2008	21,297	—	Open
1250 Broadway (Libor Swap of 4.03% + 250bp)(2)	85,000	46,750	6.53%	5,551	—	10/1/2004	85,000	10/1/2006	Open
1515 Broadway (Libor + 191 bps)(3)	335,000	184,250	3.92%	—	—	5/14/2004	184,250	5/14/2006	Open
321 W 44th JV (Libor + 250bps)	22,000	7,700	3.65%	—	—	4/30/2004	7,700	—	Open
1 Park Avenue (Libor + 150 bps)	150,000	82,500	2.61%	—	—	1/10/2004	82,500	—	Open
100 Park Avenue JV	118,196	58,980	8.00%	10,211	478	9/1/2010	53,637	—	Open

Total Joint Venture Debt/Wtd Avg	755,196	402,635	4.58%	15,762	478
Weighted Average Balance & Interest Rate with SLG JV debt		1,164,725	5.42%

(1)
Libor swap on $100mm is stepped. On Janary 4, 2004 base swap will increase to 4.06% for balance of the term. Libor swap on $65mm is 4.01% through August 2004.

(2)
Swap on 1250 mortgage executed on SLG portion only through January 11, 2005.

(3)
Spread on 1515 is weighted for first mortgage and mezzanine pieces. In August 2002 a swap at a Libor of 2.29% was placed on $100mm of SL Green's share of debt.

SUMMARY OF GROUND LEASE ARRANGEMENTS
Consolidated Statement (REIT)
($000's omitted)

Property	2003 Scheduled Cash Payment	2004 Scheduled Cash Payment	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	Deferred Land Lease Obligations(1)	Year of Maturity
Operating Leases
673 First Avenue	3,010	3,010	3,108	3,304	13,720	2037
1140 Avenue of Americas(2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue(2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue(2)(5)	1,550	1,550	1,550	1,550	1,386	2032
125 Broad Street(2)	1,075	1,075	1,075	1,075	—	2067	(6)

Total	13,057	13,057	13,155	13,351	15,106

Capitalized Lease
673 First Avenue	1,290	1,290	1,322	1,416	16,090	2037

(1)
Per the balance sheet at September 30, 2003.

(2)
These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)
The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4)
Subject to renewal at the Company's option through 2029.

(5)
Excludes portion payable to SL Green as owner of 50% leasehold.

(6)
The Company has an option to extend the ground lease for five years and six months starting January 1, 2068. The Condo Association can purchased the ground lease for $15million.

STRUCTURED FINANCE
($000's omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate
9/30/2002	194,709	194,709	12.45%	12.40%	1.82%
Originations/Accretion	500
Preferred Equity	—
Redemptions	(49,570)

12/31/2002	145,639	194,693	12.51%	12.68%	1.35%
Originations/Accretion	23,040
Preferred Equity	(53,500)
Redemptions	(683)

3/31/2003	114,496	125,180	12.38%	12.73%	1.24%
Originations/Accretion	11,022
Preferred Equity
Redemptions	—

6/30/2003	125,518	120,010	12.40%	12.01%	1.08%
Originations/Accretion	70,021
Preferred Equity	—
Redemptions	(27,584)

9/30/2003	167,954	128,030	11.27%	11.35%	1.05	%(2)

(1)
Accretion includes original issue discounts and compounding investment income.

(2)
At quarter end $79mm of assets have fixed index rates. The weighted average base rate is 3.04%.

STRUCTURED FINANCE
($000's omitted)

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter	Current Yield
Junior Mortgage Participation	$71,426	$519,000	$125	10.87%	10.90%
Mezzanine Debt	$64,217	$448,600	$259	12.06%	11.79%
Preferred Equity	$32,311	$236,500	$146	13.37%	11.49%
Balance as of 9/30/03	$167,954	$1,204,100	$180	11.27%	11.35%

(1)
Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

SELECTED PROPERTY DATA

											Annualized Rent
					Occupancy (%)
Properties			Rentable Sq. Feet	% of Total Sq. Feet						Annualized Rent ($'s)			Total Tenants
	Submarket	Ownership			Sep-03	Jun-03	Mar-03	Dec-02	Sep-02		100%	SLG
PROPERTIES 100% OWNED
"Same Store"
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	2	96.0	97.8	97.1	97.8	95.5	7,789,380	3	2	24
110 East 42nd Street	Grand Central	Fee Interest	181,000	1	91.8	94.7	98.6	98.6	97.9	6,038,508	2	2	25
1372 Broadway	Times Square South	Fee Interest	508,000	4	99.6	99.6	99.6	97.9	97.8	15,386,496	6	4	28
1414 Avenue of the Americas	Rockefeller Center	Fee Interest	111,000	1	94.3	94.3	93.0	94.3	96.5	4,440,888	2	1	22
1466 Broadway	Times Square	Fee Interest	289,000	2	91.3	90.0	89.3	88.6	86.2	10,486,260	4	3	96
17 Battery Place—North	World Trade/Battery	Fee Interest	419,000	3	100.0	100.0	100.0	100.0	100.0	9,463,248	4	3	7
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	89.7	91.3	94.8	93.0	92.6	3,449,004	1	1	37
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	100.0	100.0	100.0	100.0	100.0	1,404,552	1	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	93.0	91.0	95.4	99.7	99.7	6,564,660	3	2	18
317 Madison Avenue	Grand Central	Fee Interest	450,000	4	94.9	94.9	96.1	93.4	94.3	14,250,384	5	4	101
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	9	97.5	96.2	95.4	95.0	93.2	49,902,084	19	14	258
440 Ninth Avenue	Times Square South	Fee Interest	339,000	3	100.0	98.9	92.5	92.3	97.1	10,039,752	4	3	14
470 Park Avenue South	Park Avenue South/Flatiron	Fee Interest	260,000	2	94.7	94.5	92.7	99.7	99.3	7,633,200	3	2	23
555 West 57th	Midtown West	Fee Interest	941,000	7	99.9	100.0	100.0	100.0	100.0	22,176,192	9	6	20
673 First Avenue	Grand Central South	Leasehold Interest	422,000	3	99.8	99.8	99.8	99.8	99.8	13,870,188	5	4	15
70 West 36th Street	Times Square South	Fee Interest	151,000	1	96.8	96.3	90.4	92.3	93.1	4,021,584	2	1	31
711 Third Avenue	Grand Central North	Operating Sublease(1)	524,000	4	99.8	99.8	99.8	99.1	100.0	20,751,828	8	6	19

Subtotal/Weighted Average			6,310,000	50	97.5	97.3	96.9	96.9	96.7	207,668,208	80	60	742
Adjustments
125 Broad Street	Downtown	Fee Interest	525,000	4	100.0	100.0	100.0			16,356,240	6	4	5
220 East 42nd Street	Grand Central East	Fee Interest	1,135,000	9	94.5	94.5	91.9			35,450,076	14	10	42

Subtotal/Weighted Average			1,660,000	13	96.2	96.2	94.5			51,806,316	20	14	47
Total/Weighted Average Properties 100% Owned			7,970,000	63	97.3	97.0	96.3	96.9	96.7	259,474,524	100	74	789
PROPERTIES <100% OWNED
Unconsolidated
180 Madison Avenue—50%	Grand Central South	Fee Interest	265,000	2	87.0	85.7	83.8	82.0	82.1	7,605,108		1	50
1 Park Avenue—55%	Grand Central South	Various Interests	913,000	7	86.0	85.9	85.9	98.6	98.6	30,929,316		6	17
1250 Broadway—55%	Penn Station	Fee Interest	670,000	5	91.8	92.6	98.2	98.5	99.3	20,145,456		3	28
100 Park Avenue—50%	Grand Central South	Fee Interest	834,000	7	95.8	95.8	98.3	99.0	100.0	31,218,720		5	35
1515 Broadway—55%	Times Square	Fee Interest	1,750,000	14	95.8	97.0	96.7	98.5	98.3	63,748,884		10	15
321 West 44th Street—35%	Times Square	Fee Interest	203,000	2	90.6	90.6	90.6	90.6	90.2	4,991,578		1	27

Subtotal/Weighted Average			4,635,000	37	92.6	93.0	94.1	97.3	97.5	158,639,062		26	172
Grand Total/Weighted Average			12,605,000	100	95.5	95.5	95.5	96.9	97.0	418,113,586			961
Grand Total—SLG share of Annualized Rent										343,747,677		100

(1)
Including Ownership of 50% in Building Fee

LARGEST TENANTS BY SQUARE FEET LEASED
Wholly Owned Portfolio + Allocated JV Properties

Tenant	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent
Viacom International, Inc.	1515 Broadway	2004, 2006, 2008, 2009, 2013	1,277,890	$57,762,252	$45.20	13.8%	$31,769,239	9.2%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010, 2017	419,111	$12,942,516	$30.88	3.1%	$12,942,516	3.8%
Salomon Smith Barney	125 Broad Street	2010	330,900	$10,194,900	$30.81	2.4%	$10,194,900	3.0%
The City of New York	17 Battery Place	2012	325,664	$5,712,000	$17.54	1.4%	$5,712,000	1.7%
Visting Nurse Services	1250 Broadway	2005, 2006 & 2011	251,251	$7,214,676	$28.72	1.7%	$3,968,072	1.2%
BMW of Manhattan, Inc.	555 West 57th Street	2012	227,782	$3,612,144	$15.86	0.9%	$3,612,144	1.1%
Philip Morris Managament Corp	100 Park Avenue	2007	175,887	$7,421,472	$42.19	1.8%	$3,703,315	1.1%
City University of New York -CUNY	555 West 57th Street	2010, 2011, & 2015	171,733	$5,105,028	$29.73	1.2%	$5,105,028	1.5%
J&W Seligman & Co., Inc.	100 Park Avenue	2009	168,390	$5,765,616	$34.24	1.4%	$2,877,042	0.8%
C.B.S., Inc.	555 West 57th Street	2003 & 2010	166,215	$3,950,880	$23.77	0.9%	$3,950,880	1.1%
Segal Company	1 Park Avenue	2009	157,944	$6,095,184	$38.59	1.5%	$3,352,351	1.0%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	$4,112,652	$30.53	1.0%	$4,112,652	1.2%
Tribune Newspaper	220 East 42nd Street	2010	134,208	$3,940,920	$29.36	0.9%	$3,940,920	1.1%
St. Luke's Roosevelt Hospital	555 West 57th Street	2014	134,150	$3,297,312	$24.58	0.8%	$3,297,312	1.0%
Fahenstock & Co., Inc.	125 Broad Street	2004 & 2013	103,566	$2,868,564	$27.70	0.7%	$2,868,564	0.8%
Coty Inc.	1 Park Avenue	2015	103,283	$4,066,920	$39.38	1.0%	$2,236,806	0.7%
Minskoff/Nederlander JV(1)	1515 Broadway	2024	102,452	$210,000	$2.05	0.1%	$115,500	0.0%
Ross Stores	1372 Broadway	2010	101,741	$2,895,528	$28.46	0.7%	$2,895,528	0.8%
Ketchum, Inc.	711 Third Avenue	2015	100,876	$4,417,884	$43.80	1.1%	$4,417,884	1.3%
CHF Industries	1 Park Avenue	2005	100,000	$3,687,960	$36.88	0.9%	$2,028,378	0.6%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006 & 2009	99,650	$3,064,632	$30.75	0.7%	$3,064,632	0.9%
Ann Taylor Inc.	1372 Broadway	2010	93,020	$2,841,180	$30.54	0.7%	$2,841,180	0.8%
United Nations Population Fund	220 East 42nd Street	2010	91,021	$4,048,908	$44.48	1.0%	$4,048,908	1.2%
Crain Communications Inc.	711 Third Avenue	2009	90,531	$3,661,296	$40.44	0.9%	$3,661,296	1.1%
Advanstar Communications	1 Park Avenue	2010	85,284	$3,184,692	$37.34	0.8%	$1,751,581	0.5%

TOTAL			5,147,236	$172,075,116	$33.43	41.2%	$128,468,627	37.4%
Wholly Owned Portfolio + Allocated JV Properties			12,605,000	$418,113,586	$33.17		$343,747,677

(1)
Minskoff/Nederlander JV pays percentage rent.

THIRD QUARTER 2003—LEASING ACTIVITY
Available Space

Activity Type		Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($'s)
Vacancy at 6/30/03				574,383
Acquired Vacancies
	Office			—
Sold Vacancies
	Office			—
		1370 Broadway		(16,790)
Expiring Space
	Office
		317 Madison Avenue	5	8,279	11,457	37.95
		1515 Broadway	4	22,385	30,104	41.88
		180 Madison Avenue	4	4,393	6,108	34.69
		1250 Broadway	3	18,847	23,813	27.83
		286 Madison	4	5,028	6,326	31.23
		292 Madison	1	4,406	5,652	46.56
		555 W 57th Street	1	1,213	1,607	26.94
		1414 Sixth Avenue	2	18,851	21,515	30.83
		470 Park Ave South	1	6,838	8,400	28.78
		1140 Sixth Avenue	3	12,387	15,482	32.03
		110 East 42nd Street	7	9,814	12,265	42.52
		321 West 44th Street	2	5,054	6,393	15.15
		1466 Broadway	8	6,016	7,915	41.46
		420 Lexington Avenue	10	13,634	17,735	36.29

		Total/Weighted Average	55	137,145	174,772	34.70
	Retail
		1140 Sixth Avenue	1	1,737	2,412	32.39
		711 Third Avenue	1	7,226	7,226	86.40
		420 Lexington Avenue	2	2,191	2,191	31.13

		Total/Weighted Average	4	11,154	11,829	65.11
	Storage
		317 Madison	1	51	51	12.00
		1 Park Avenue	1	2,079	2,654	22.00
		1250 Broadway	1	216	216	5.00
		1466 Broadway	1	359	359	6.69
		420 Lexington Avenue	1	254	254	25.00

		Total/Weighted Average	5	2,959	3,534	19.48
Move Outs
	Office
		180 Madison Avenue	3	3,145	4,640	34.75
		286 Madison Avenue	1	1,635	2,359	38.00
		1140 Sixth Avenue	1	3,401	4,307	49.17
		110 East 42nd Street	1	867	1,057	21.00
		1466 Broadway	2	2,294	3,269	44.17
		420 Lexington Avenue	2	1,873	2,641	46.46

		Total/Weighted Average	10	13,215	18,273	41.15
	Retail
		317 Madison Avenue	1	589	589	155.00

		Total/Weighted Average	1	589	589	155.00
	Storage
		420 Lexington Avenue	1	549	634	17.30

		Total/Weighted Average	1	549	634	17.30
Evicted Tenants
	Office
		Total/Weighted Average	—	—	—
	Retail
		Total/Weighted Average	—	—	—	—
Relocating Tenants
	Office
		180 Madison Avenue	3	2,213	2,691	39.22
		1467 Broadway	2	2,521	3,431	38.05
		420 Lexington Avenue	4	2,386	2,612	43.11

		Total/Weighted Average	9	7,120	8,734	39.93
Available Space
	Office		74	157,480	201,779	35.51
	Retail		5	11,743	12,418	69.38
	Storage		6	3,508	4,168	19.15

		Total	85	172,731	218,365	37.13
	Available Space			730,324

*
Escalated Rent is calculated as Total Annual Income less Electric Charges.

THIRD QUARTER—2003 LEASING ACTIVITY
Leased Space

Activity Type		Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF	Prev. Escalated Rent/ Rentable SF	T.I / Rentable SF	Free Rent # of Months
Available Space as 9/30/03					730,324
Renewing Tenants
	Office
		317 Madison Avenue	2	5.0	3,660	5,350	30.00	38.32	4.76	1.5
		286 Madison Avenue	1	3.0	1,393	1,990	28.00	30.00	9.07	—
		1414 Sixth Avenue	1	7.3	16,521	20,148	36.00	30.29	10.00	4.0
		1140 Sixth Avenue	1	7.3	8,063	9,722	37.50	32.93	—	—
		110 East 42nd Street	1	5.4	1,230	1,758	36.00	33.24	10.85	1.0
		1466 Broadway	2	3.5	2,492	3,495	33.82	39.69	6.13	2.0
		420 Lexington Avenue	3	3.5	3,663	5,346	36.67	39.07	4.79	—

		Total/Weighted Average	11	6.1	37,022	47,809	35.22	32.15	6.51	0.8
Relocating Tenants
	Office
		180 Madison	3	3.9	2,969	3,896	38.36	38.96	10.47	5.0
		1466 Broadway	2	2.8	1,910	2,846	33.45	40.34	13.45	2.0
		420 Lexington Avenue	4	4.8	3,735	5,490	37.40	28.78	28.45	1.5

		Total/Weighted Average	9	4.0	8,614	12,232	36.79	34.31	19.23	0.9
New Tenants Replacing Old Tenants
	Office
		180 Madison Avenue	3	3.2	2,663	3,914	36.81	30.89	10.12	4.0
		1250 Broadway	1	3.0	10,854	14,429	30.50	25.35	10.00	1.0
		286 Madison Avenue	1	7.0	339	489	32.00	27.00	39.86	3.0
		1414 Sixth Avenue	1	7.3	2,330	3,328	36.00	26.49	45.00	—
		70 West 36th Street	1	5.0	768	1,100	22.00	32.64	30.00	2.0
		470 Park Avenue South	1	15.0	7,304	9,735	28.00	23.97	42.84	7.0
		110 East 42nd St	1	7.8	867	1,239	40.20	21.00	5.00	1.8
		1466 Broadway	5	2.8	4,511	6,229	34.05	43.19	8.76	5.0
		420 Lexington Avenue	12	7.6	20,006	29,094	34.03	33.18	28.49	30.5

		Total/Weighted Average	26	7.0	49,642	69,557	32.61	28.90	24.34	2.1
	Retail
		711 Third Avenue	1	0.5	7,226	7,301	86.52	86.34	—	—
		420 Lexington Avenue	1	5.0	948	1,017	50.00	39.96	—	—

		Total/Weighted Average	2	1.1	8,174	8,318	82.05	79.89	—	—
	Storage
		420 Lexington Avenue	1	1.0	55	79	20.00	25.00	—	—

		Total/Weighted Average	1	1.0	55	79	20.00	25.00	—	—
	Total/Weighted Average Office		46	6.4	95,278	129,598	33.97	30.61	17.28	1.4
	Total/Weighted Average Retail		2	1.1	8,174	8,318	82.05	79.89	—	—
	Total/Weighted Average Storage		1	1	55	79	20.00	25.00	—	—
New Tenants Replacing Vacancies
	Office
		317 Madison Avenue	1	10	4,696	7,010	27.50	—	42.65	—
		220 East 42nd Street	1	6.5	2,474	3,366	27.00	—	—	—
		180 Madison Avenue	3	5.6	5,430	7,984	36.28	—	24.91	5.5
		292 Madison Avnue	1	10.0	8,113	10,536	27.00	—	52.00	5.6
		440 Ninth Avenue	1	5.6	4,836	5,861	23.00	—	42.71	3.0
		1466 Broadway	3	2.9	2,977	4,369	34.89	—	9.80	2.5
		420 Lexington Avenue	2	9.6	2,765	3,722	34.73	—	38.57	7.0

		Total/Weighted Average	12	7.5	31,291	42,848	29.74	—	34.60	2.0
	Retail
		180 Madison Avenue	1	15.3	2,070	2,238	85.79	—	—	4.0
		440 Ninth Avenue	1	5.3	1,354	1,934	13.50	—	—	3.0

		Total/Weighted Average	2	10.3	3,424	4,172	52.28	—	—	3.5
	Storage
		1 Park Avenue	1	12.1	580	629	25.00	—	—	—

		Total/Weighted Average	1	12.1	580	629	25.00	—	—	—
Leased Space
	Office		58	6.6	126,569	172,446	32.92	30.61	21.58	1.5
	Retail		4	4.3	11,598	12,490	72.11	79.89	—	—
	Storage		2	10.9	635	708	24.44	25.00	—	—

		Total	64	6.5	138,802	185,644	35.52	32.45	20.05	1.4
Sub-Total Available Space @ 9/30/03					591,522
Holdover Tenants
	Office
		317 Madison	1	0	643	870	31.38	31.38	—	—
		1515 Broadway	1	0	640	640	20.00	20.00	—	—
		1250 Broadway	1	0	2,644	3,617	28.30	29.81	—	—
		286 Madison Avenue	2	0	3,046	3,477	32.24	29.84	—	—
		1140 Sixth Avenue	3	0	6,061	8,172	29.43	31.07	—	—
		110 East 42nd Street	2	0	3,268	4,829	46.86	46.86
		321 West 44th Street	2	0	5,054	6,393	15.15	15.15
		1466 Broadway	4	0	2,679	3,135	40.06	40.06	—	—
		420 Lexington Avenue	4	0	5,381	6,543	31.49	31.49	—	—

			20	0	29,416	37,676	30.52	30.87	—	—
	Storage
		317 Madison Avenue	1	0	51	51	12.00	12.00	—	—
		1 Park Avenue	1	0	2,079	2,654	22.00	22.00	—	—
		1250 Broadway	1	0	216	216	5.00	5.00	—	—
		1466 Broadway	1	0	359	359	6.69	6.69	—	—
		420 Lexington Avenue	1	0	254	254	25.00	25.00	—	—

			5	0	2,959	3,534	19.48	19.48	—	—
Total Available Space @ 9/30/03					559,147

Early Renewals
Office
	180 Madison Avenue	1	1.1	2,880	4,236	28.00	24.00	—	—
	470 Park Avenue South	1	1.0	6,975	8,500	17.50	15.50	—	—
	1466 Broadway	1	1.4	1,303	1,761	34.00	36.00	10.25	—
	420 Lexington	8	3.6	66,832	88,491	37.65	39.73	9.06	5.0

		11	3.2	77,990	102,988	35.53	36.61	7.96	0.5
Renewals
	Expired/Renewed Office	11	6.1	37,022	47,809	35.22	32.15	6.51	0.8
	Early Renewals Office	11	3.2	77,990	102,988	35.53	36.61	7.96	0.5
	Early Renewals Retail	0	0.0	—	—	—	—	—	—
	Early Renewals Storage	0	0.0	—	—	—	—	—	—

	Total	22	4.1	115,012	150,797	35.43	35.19	7.50	0.6

*
Annual Base Rent

**
Escalated Rent is calculated as Total Annual Income less Electric Charges.

ANNUAL LEASE EXPIRATIONS
Consolidated Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases ($'s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2003 Weighted Average Asking Rent $/psf
In 1st Quarter 2003*	12	6,207	0.08%	$196,848	$31.71	$37.14
In 2nd Quarter 2003*	8	61,261	0.77%	$1,817,292	$29.66	$37.30
In 3rd Quarter 2003*	18	27,030	0.34%	$1,005,432	$37.20	$36.35
In 4th Quarter 2003	35	253,504	3.20%	$6,872,676	$27.11	$32.21

Total 2003	73	348,002	4.40%	$9,892,248	$28.43	$33.52
In 1st Quarter 2004	35	87,972	1.11%	$3,747,696	$42.60	$36.27
In 2nd Quarter 2004	24	194,593	2.46%	$7,033,320	$36.14	$30.26
In 3rd Quarter 2004	36	106,618	1.35%	$3,578,076	$33.56	$33.58
In 4th Quarter 2004	37	145,131	1.83%	$4,606,548	$31.74	$34.44

Total 2004	132	534,314	6.75%	$18,965,640	$35.50	$33.05
2005	136	538,767	6.81%	$18,095,988	$33.59	$33.97
2006	98	589,327	7.45%	$19,620,372	$33.29	$33.66
2007	81	368,733	4.66%	$13,086,384	$35.49	$34.94
2008	88	576,399	7.28%	$19,140,300	$33.21	$33.28
2009	40	591,263	7.47%	$20,431,068	$34.55	$33.16
2010	62	1,577,735	19.94%	$53,165,040	$33.70	$34.21
2011	23	309,800	3.91%	$13,457,532	$43.44	$35.75
2012	24	739,641	9.35%	$17,855,880	$24.14	$28.16
Thereafter	67	1,739,891	21.99%	$55,764,072	$32.05	$34.33

	824	7,913,872	100.00%	$259,474,524	$32.79	$33.45

*
Includes month to month holdover tenants that expired prior to 9/30/03.

**
Tenants may have multiple leases.

**
Represents current in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS
Joint Venture Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases ($'s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2003 Weighted Average Asking Rent $/psf
In 1st Quarter 2003*	2	3,294	0.08%	$71,196	$21.61	$37.33
In 2nd Quarter 2003*	2	7,686	0.18%	$175,920	$22.89	$35.23
In 3rd Quarter 2003*	6	38,083	0.89%	$905,496	$23.78	$40.50
In 4th Quarter 2003	6	30,587	0.72%	$1,739,280	$56.86	$40.09

Total 2003	16	79,650	1.87%	$2,891,892	$36.31	$39.70
In 1st Quarter 2004	1	4,548	0.11%	$58,800	$12.93	$23.00
In 2nd Quarter 2004	9	43,521	1.02%	$1,388,940	$31.91	$39.35
In 3rd Quarter 2004	7	103,111	2.42%	$3,819,384	$37.04	$40.04
In 4th Quarter 2004	5	10,769	0.25%	$575,040	$53.40	$28.22

Total 2004	22	161,949	3.80%	$5,842,164	$36.07	$38.59
2005	30	401,173	9.42%	$12,039,144	$30.01	$40.79
2006	28	379,419	8.91%	$11,470,020	$30.23	$36.99
2007	16	286,121	6.72%	$11,492,712	$40.17	$41.83
2008	21	387,801	9.11%	$13,558,440	$34.96	$40.01
2009	16	521,138	12.24%	$19,348,800	$37.13	$40.10
2010	15	1,334,013	31.34%	$57,172,392	$42.86	$44.56
2011	5	101,393	2.38%	$4,378,044	$43.18	$33.41
2012	7	194,594	4.57%	$6,012,408	$30.90	$36.67
Thereafter	13	409,570	9.62%	$14,433,046	$35.24	$40.33

	189	4,256,821	100.00%	$158,639,062	$37.27	$41.03

*
Includes month to month holdover tenants that expired prior to 9/30/03

**
Tenants may have multiple leases.

***
Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

	Property	Type of Ownership	Submarket	Net Rentable s.f.	% Leased at acquisition	% Leased 9/30/2003	Acquisition Price ($'s)
1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central North	1,188,000	83	98	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	91	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	91	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central North	524,000	79	100	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Garment	339,000	76	100	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000

				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North			—	$27,300,000
Jan-99	555 West 57th—65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street—35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central South				$50,000,000
	286 Madison Avenue			112,000	99	90
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	93
Aug-99	1250 Broadway—50% JV	Fee Interest	Penn Station	670,000	97	N/A	$93,000,000
Nov-99	555 West 57th—remaining 35%	Fee Interest	Midtown West	—			$34,100,000

				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central South	834,000	97	92	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South	265,000	90	87	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	91	$28,400,000

				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Garment	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central South	913,000	97	86	$233,900,000
Jan-01	469 7th Avenue—35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	95	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway—49.9% JV(1)	Fee Interest	Penn Station	670,000	98	92	$126,500,000

				2,541,000			$562,200,000
2002 Acquisitions
May-02	1515 Broadway—55% JV	Fee Interest	Times Square	1,750,000	98	96	$483,500,000

							$483,500,000

2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	United Nations	1,135,000	92	95	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000

				1,660,000			$357,000,000

(1)
Current ownership interest is 55%. (From 9/1/01-10/31/01 the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable s.f.	Sales Price ($'s)	Sales Price ($'s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Structure	Garment	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Structure	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street—35% JV	Fee Structure	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Structure	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Structure	Financial	392,000	$53,000,000	$135

				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Structure	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave—45% JV	Fee Structure	Times Square	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Structure	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Structure	Grand Central North	69,700	$14,500,000	$208
Sep-01	1250 Broadway(1)	Fee Structure	Penn Station	670,000	$126,500,000	$189

				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Structure	Penn Station	253,000	$53,100,000	$210

				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Structure	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Structure	Garment	255,000	$58,500,000	$229

				588,000	$124,500,000	$212

(1)
Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

SUPPLEMENTAL DEFINITIONS

        Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

        Debt service coverage is adjusted EBITDA divided by total interest and principal payments

        Equity income/ (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For its investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

        Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

        Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

        Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG's unconsolidated JV; less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

        Funds from operations (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG's pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends. In accordance with NAREIT White Paper on FFO, SLG includes the effects of straight-line rents in FFO.

        Interest coverage is adjusted EBITDA divided by total interest expense.

        Junior Mortgage Participations are subordinate interests in first mortgages.

        Mezzanine Debt Loans are loans secured by ownership interests.

        Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale and operating properties less minority interests' share of income and preferred stock dividends if anti-dilutive.

        Percentage leased represents the total percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

        Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

        Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

        Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG's "operating standards." These building costs are taken into consideration during the underwriting for a given property's acquisition.

        Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

        Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

        Second generation TI's and LC's are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generations space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

        SLG's share of total debt to market capitalization is calculated as SLG's share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG's share of total debt includes total consolidated debt plus SLG's pro rata share of the debt of unconsolidated joint ventures less than JV partners' share of debt. Market equity assumes conversion of all OP units into common stock.

        Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green
    Chairman of the Board and CEO
 Marc Holliday
    President
 Michael W. Reid
    Chief Operating Officer
 Thomas E. Wirth
    Chief Financial Officer
 Gerard Nocera
    Executive VP, Director of Real Estate
 Andrew S. Levine
    General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards	Dave Aubuchon	(314) 955-5452	aubuchond@agedwards.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	chirsch@corinthianpartners.com
Credit Suisse First Boston	Jay Haberman	(212) 538-5250	Jay.haberman@csfb.com
Deutsche Banc Alex. Brown	Louis W. Taylor	(212) 469-4912	louis.taylor@db.com
Goldman Sachs	Carey Callaghan	(212) 902-4351	carey.callaghan@gs.com
Legg Mason Wood Walker, Inc.	David Fick	(410) 454-5018	dmfick@leggmason.com
Lehman Brothers, Inc.	David Shulman	(212) 526-3413	dshulman@lehman.com
J.P. Morgan Securities Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
McDonald & Company	Anatole Pevnev	(216) 263-4783	apevnev@mcdinvest.com
Prudential Securities	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James & Associates	Paul Puryear	(727) 567-2253	ppuryear@ecm.rjf.com
Salomon Smith Barney	Jonathan Litt	(212) 816-0231	jonathan.litt@ssmb.com
Wachovia Securities	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analyst(s) listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.'s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

QuickLinks

  Exhibit 99.2
TABLE OF CONTENTS
Conversion of Preferred Income Equity Redeemable Shares
Forward Swap Contract
Consolidation of Affiliate
FINANCIAL HIGHLIGHTS Third Quarter Unaudited
COMPARATIVE BALANCE SHEETS Unaudited (000's omitted)
COMPARATIVE BALANCE SHEETS Unaudited (000's omitted)
COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000's omitted)
JOINT VENTURE STATEMENTS Balance sheet for unconsolidated joint ventures Unaudited (000's omitted)
JOINT VENTURE STATEMENTS Statements of operations for unconsolidated joint ventures Unaudited (000's omitted)
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY ($000's omitted)
RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION
COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000's omitted—except per share data)
SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000's omitted)
SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000's omitted)
SELECTED FINANCIAL DATA 2003 Same Store Unaudited ($000's omitted)
DEBT SUMMARY SCHEDULE Unaudited ($000's omitted)
SUMMARY OF JOINT VENTURE DEBT
SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000's omitted)
STRUCTURED FINANCE ($000's omitted)
STRUCTURED FINANCE ($000's omitted)
SELECTED PROPERTY DATA
LARGEST TENANTS BY SQUARE FEET LEASED Wholly Owned Portfolio + Allocated JV Properties
THIRD QUARTER 2003—LEASING ACTIVITY Available Space
THIRD QUARTER—2003 LEASING ACTIVITY Leased Space
ANNUAL LEASE EXPIRATIONS Consolidated Properties
ANNUAL LEASE EXPIRATIONS Joint Venture Properties
SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997
SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999